SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 17, 2003


                   QUALITY DINING, INC.
---------------------------------------------------------
(Exact name of registrant as specified in its charter)


Indiana                    000-23420               35-1804902
---------------------------------------------------------------
(State or other          (Commission             (IRS Employer
jurisdiction of           File Number)       Identification No.)
incorporation)


                      4220 Edison Lakes Parkway
                Mishawaka, Indiana      46545
          ----------------------------------------------------
          (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (574) 271-4600


                       Not Applicable
------------------------------------------------------------
(Former name or former address, if changed since last report)








ITEM 12. Results of Operations and Financial Condition

On September 17, 2003 the Registrant issued a press release that announced
its third quarter results for 2003.   A copy of the press release is
attached hereto as Exhibit 99 and is furnished pursuant to Item 12.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: September 17, 2003

QUALITY DINING, INC.

/S/ John C. Firth
-----------------------------
John C. Firth
Executive Vice President and
General Counsel





Index of Exhibits


Exhibit No.               Description
-----------               -------------------------
99                        Press release issued September 17, 2003.











Exhibit 99
----------


FOR IMMEDIATE RELEASE

Contact:John C. Firth
Executive Vice President
and General Counsel
(574) 243-6616


QUALITY DINING REPORTS THIRD QUARTER RESULTS

MISHAWAKA, Ind. (September 17, 2003) - Quality Dining, Inc. (NASDAQ/NM:QDIN) today announced total revenues of $54.8 million for the third quarter of fiscal 2003 versus $58.6 million during the same period in fiscal 2002.
For the 40 weeks ended August 3, 2003, the Company reported total revenues of $177.2 million versus $199.1 million in the comparable period during fiscal 2002.

The Company reported a net loss of $133,000, or $0.01 per diluted share, for the third quarter of fiscal 2003, compared to net income of $1.7 million, or $0.15 per diluted share, for the same period in fiscal 2002. The results for the third quarter include a non-cash charge of $1,294,000 related to the purchase of company stock by Quality Dining's Chairman and Chief Executive Officer during the period. Excluding this non-cash charge of $1,294,000, the Company's net income would have been $1,161,000, or $0.10 per diluted share, for the third quarter of fiscal 2003, compared to net income of $1.7 million, or $0.15 per diluted share, for the same period in fiscal 2002.

For the first 40 weeks of fiscal 2003, the Company reported a net loss of $233,000, or $0.02 per diluted share, compared to a net income of $3.9 million, or $0.34 per diluted share, for the comparable period in fiscal 2002.

As previously announced, during the third quarter, Daniel B. Fitzpatrick, the Company's Chairman, President and Chief Executive Officer, purchased 1,148,014 shares of the Company's stock from NBO, LLC for approximately $4,100,000. The purchase price paid by Mr. Fitzpatrick represented a $1,294,000 premium to the market price of the stock. Accordingly, although the Company did not participate in the stock purchase, it did record a one-time, non-cash charge in the amount of $1,294,000 and the Company also recorded a corresponding increase of $1,294,000 in additional paid in capital.

Use of Non-GAAP Financial Measures

Net income before stock purchase expense is not a measure of financial performance under generally accepted accounting practices (GAAP) and should not be considered a substitute for or superior to GAAP. Management believes this measure presents the Company's results on a more comparable operational basis by excluding the stock purchase expense which is a non-cash non-recurring expense not related to the operations of the Company. In addition, the Company believes that income before stock purchase expense would be a measure of performance useful to investors to make informed investment decisions. A reconciliation of net income before stock purchase expense and GAAP is set forth in the condensed consolidated statement of operations included in this press release.

Quality Dining owns the Grady's American Grill(R), Papa Vino's Italian Kitchen(TM) and Spageddies Italian Kitchen(TM) concepts and operates Burger King(R) restaurants and Chili's Grill & Bar(R) restaurants as a franchisee. As of September 17, 2003, the Company operates 118 Burger King restaurants, 37 Chili's Grill & Bar restaurants, 12 Grady's American Grill restaurants, six Papa Vino's Italian Kitchen(TM) restaurants and three Spageddies Italian Kitchen restaurants.

This press release contains and incorporates forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company's development plans and trends in the Company's operations and financial results. Forward-looking statements can be identified by the use of words such as 'anticipates," "believes," "plans," "estimates," "expects," "intends," "may," and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that the Company will actually achieve the plans, intentions and expectations discussed in these forward-looking statements. Actual results may differ materially.
Among the risks and uncertainties that could cause actual results to differ materially are the following: the availability and cost of suitable locations for new restaurants; the availability and cost of capital to the Company; the ability of the Company to develop and operate its restaurants; the ability of the Company to sustain sales and margins in the increasingly competitive environment; the hiring, training and retention of skilled corporate and restaurant management and other restaurant personnel; the integration and assimilation of acquired concepts; the overall success of the Company's franchisors; the ability to obtain the necessary government approvals and third-party consents; changes in governmental regulations, including increases in the minimum wage; the results of pending litigation; and weather and other acts of God. The
Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise. Quality Dining is not responsible for changes made to this document by wire services or Internet services.


                                      QUALITY DINING, INC.
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (Unaudited)
                           (In thousands, except per share amounts)

                                    Twelve Weeks Ended     Forty Weeks Ended
                                  August 3,   August 4,  August 3,   August 4,
                                    2003        2002       2003        2002
Revenues:                          -------    -------    -------     -------
  Burger King                    $  27,851  $  30,327  $  87,244   $  95,404
  Chili's Grill & Bar               19,028     17,527     61,160      57,776
  Grady's American Grill             4,069      7,113     15,162      33,060
  Italian Dining Division            3,864      3,676     13,672      12,813
                                   -------    -------    -------     -------
Total revenues                      54,812     58,643    177,238     199,053
                                   -------    -------    -------     -------
Operating expenses:
Restaurant operating expenses:
    Food and beverage               14,807     16,103     48,172      55,791
    Payroll and benefits            16,092     16,962     52,218      58,630
    Depreciation and amortization    2,274      2,414      7,850       8,062
    Other operating expenses        15,066     15,089     48,361      51,353
                                   -------    -------    -------     -------
Total restaurant operating expenses 48,239     50,068    156,601     173,836
                                   -------    -------    -------     -------
Income from restaurant operations    6,573      8,075     20,637      25,217
  General and administrative         3,837      4,531     12,774      14,796
  Impairment of assets and
    facility closing costs               -       (211)     4,411          (7)
  Amortization of intangibles          100         98        302         326
                                   -------    -------    -------     -------
Operating income                     2,636      3,657      3,150      10,102
                                   -------    -------    -------     -------
Other income (expense):
  Recovery of note receivable            -          -      3,459           -
  Stock purchase expense            (1,294)         -     (1,294)          -
  Interest expense                  (1,641)    (1,881)    (5,847)     (6,596)
  Gain (loss) on sale of property
    and equipment                      (24)       269        (28)        439
  Other income (expense), net          123        (62)       832         665
                                   -------    -------    -------     -------
Total other income (expense), net   (2,836)    (1,674)    (2,878)     (5,492)
                                   -------    -------    -------     -------
Income (loss) before income taxes
  and discontinued operations         (200)     1,983        272       4,610
Income tax provision                   187        318        800       1,061
                                   -------    -------    -------     -------
Income (loss) from continuing
  operations                          (387)     1,665       (528)      3,549
Income from discontinued
  operations                           254         53        295         334
                                   -------    -------    -------     -------
Net income (loss)                   $ (133)   $ 1,718     $ (233)    $ 3,883
                                   =======    =======    =======     =======

Basic net income (loss) per share   $(0.01)   $  0.15     $(0.02)    $  0.35
                                   =======    =======    =======     =======
Diluted net income (loss) per share $(0.01)   $  0.15     $(0.02)    $  0.34
                                   =======    =======    =======     =======


Weighted average shares outstanding:
Basic                               11,311     11,270     11,311      11,227
                                   =======    =======    =======     =======
Diluted                             11,311     11,617     11,311      11,476
                                   =======    =======    =======     =======


Reconciliation of Net income (loss) to Net income before stock purchase expense
--------------------------------------------------------------------------

                                    Twelve Weeks Ended     Forty Weeks Ended
                                  August 3,   August 4,  August 3,   August 4,
                                    2003        2002       2003        2002
                                   -------    -------    -------     -------


Income (loss) before income
  taxes and   discontinued
  operations	                   $  (200)   $ 1,983    $   272     $ 4,610
Stock purchase expense	             1,294          -      1,294           -
                                   -------    -------    -------     -------
Income before income taxes,
discontinued operations
and stock purchase expense           1,094      1,983      1,566       4,610
Income tax provision                   187        318        800       1,061
Income from continuing operations  -------    -------    -------     -------
  before stock purchase expense        907      1,665        766       3,549
Income from discontinued operations    254         53        295         334
Net income before stock purchase   -------    -------    -------     -------
  expense 	                   $ 1,161    $ 1,718    $ 1,061     $ 3,883
                                   =======    =======    =======     =======


Diluted net income per share
before stock purchase expense.     $  0.10    $  0.15    $  0.09     $  0.34
                                   =======    =======    =======     =======
Weighted average shares:
      Diluted                       11,321     11,617     11,325      11,476
                                   =======    =======    =======     =======